Exhibit 10.5

US AIRWAYS GROUP, INC.
2003 NONEMPLOYEE DIRECTOR DEFERRED STOCK UNIT PLAN

1.     PURPOSE

          1.1   The US Airways Group, Inc. 2003 Nonemployee Director Deferred Stock Unit Plan is intended to increase the alignment of the interests of eligible members of the Board with the interests of stockholders of the Corporation by increasing their incentive to contribute to the success of the Corporation's business through the grant of Deferred Stock Units.

          1.2   The Plan is intended to comply with Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time, and shall be construed to so comply.

2.     DEFINITIONS

        When used in this Plan, unless the context otherwise requires:

          (a)   "Board" shall mean the Board of Directors of the Corporation.

          (b)   "Change of Control" shall mean:

          (i)   The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Corporation (the "Outstanding Group Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Group Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (v) any acquisition directly from the Corporation, (w) any acquisition by the Corporation or any of its subsidiaries, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries, (y) any acquisition by any corporation with respect to which, following such acquisition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were beneficial owners, respectively of the Outstanding Group Common Stock and Outstanding Group Voting Securities in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be or (z) any acquisition by an individual, entity or group that, pursuant to Rule 13d-1 promulgated under the Exchange Act, is permitted to, and actually does, report its beneficial ownership of Outstanding Group Common Stock and Outstanding Group Voting Securities on Schedule 13G (or any successor Schedule); provided further, that if any such individual, entity or group subsequently becomes required to or does report its ownership of Outstanding Group Common Stock and Outstanding Group Voting Securities on Schedule 13D (or any successor Schedule) then, for purposes of this Section 2(b)(i), such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so file, beneficial ownership of all of the Outstanding Group Common Stock and Outstanding Group Voting Securities beneficially owned by it on such date; or

          (ii)   Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

          (iii)   There is consummated a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, less than 85% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Group Common Stock and the Outstanding Group Voting Securities, as the case may be; or

          (iv)   Approval by the shareholders of the Corporation of a

complete liquidation or dissolution of the Corporation or the consummation of the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation with respect to which, following such sale or other disposition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be.

          (c)   "Committee" shall mean the Human Resources Committee of the Board or such other committee as may be designated by the Board.

          (d)   "Corporation" shall mean US Airways Group, Inc.

          (e)   "Date of Grant" shall mean the date on which Deferred Stock Units are granted pursuant to Section 5.1 or 5.2.

          (f)   "Deferred Stock Units" shall mean the units issued pursuant to Section 5 hereof.

          (g)   "Eligible Director" shall mean each member of the Board who is not at the time of reference an employee of the Corporation or any Subsidiary.

          (h)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (i)   "Fair Market Value" shall mean the fair market value of a share of Stock as determined by the Committee in its sole discretion; provided that (i) if the shares of Stock are admitted to trading on a national securities exchange, fair market value of a share of Stock on any date shall be the closing sale price reported for such share of Stock on such exchange on the last date preceding such date on which a sale was reported, (ii) if the shares if Stock are admitted to quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System or other comparable quotation system and has been designated as a National Market System ("NMS") security, fair market value of a share of Stock on any date shall be the closing sale price reported for such share of Stock on such system on the last date preceding such date on which a sale was reported, or (iii) if the shares of Stock are admitted to quotation on the Nasdaq System but have not been designated as an NMS security, fair market value of a share of Stock on any date shall be the average of the highest bid and lowest asked prices of such share of Stock on such system on the last date preceding such date on which both bid and ask prices were reported.

          (j)   "Plan" shall mean the US Airways Group, Inc. 2003 Nonemployee Director Deferred Stock Unit Plan, as such Plan may be amended from time to time.

          (k)   "Stock" shall mean the Class A common stock of the Corporation.

          (l)   "Subsidiary" shall mean any corporation more than 50% of whose stock having general voting power is owned by the Corporation or by a Subsidiary of the Corporation.

3.     ADMINISTRATION

          3.1   The Plan shall be administered by the Committee.

          3.2   The Committee may make such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purpose of the Plan, provided that the Committee shall have no discretion with respect to the grantee, amount, price or timing of any Deferred Stock Unit. The interpretation and application of the Plan or of any rule or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determination shall be final and binding on all persons. Deferred Stock Units shall be evidenced by agreements in such form as shall be determined from time to time by the Committee, provided that the terms and conditions of each such agreement are not inconsistent with this Plan.

4.     CAPITAL ADJUSTMENTS

          4.1   In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or a similar corporate transaction, the class of shares available under the Plan, and the number or class of shares of Stock represented by Deferred Stock Units granted hereunder shall be proportionately adjusted to reflect any such transaction.

5.     GRANT OF DEFERRED STOCK UNITS

          5.1   Annual Grant. The Corporation shall establish a bookkeeping account for each Eligible Director. On July 31, 2003, the bookkeeping account of each Eligible Director shall automatically be credited with a number of Deferred Stock Units equal to the quotient obtained by dividing $10,000 by the then Fair Market Value (rounding to the closest whole number). Thereafter, on the first business day following the annual meeting of stockholders of the Corporation held in each year subsequent to 2003 and prior to the termination of the Plan, the bookkeeping account of each Eligible Director shall automatically be credited with a number of Deferred Stock Units equal to the quotient obtained by dividing $10,000 by the then Fair Market Value (rounding to the closest whole number).

          5.2   Fee Deferrals. The Committee may permit Eligible Directors to defer receipt of their annual retainers and meeting fees and receive Deferred Stock Units in respect of such deferrals on such terms and conditions as the Committee deems appropriate. Notwithstanding Section 5.3(a) hereof, any Deferred Stock Units credited in respect of deferred annual retainers and meeting fees shall be vested on the Date of Grant.

          5.3   Terms and Conditions of Deferred Stock Units.

                    (a)   VESTING. The Deferred Stock Units shall become vested and nonforfeitable upon the Eligible Director's termination of service as a member of the Board.

                    (b)   DIVIDEND EQUIVALENTS. As of each dividend payment date declared with respect to the Stock, the Corporation shall credit to each bookkeeping account a number of additional Deferred Stock Units equal to (i) the product of (x) the dividend per share of Stock payable on such dividend payment date and (y) the number of Deferred Stock Units credited to such account as of the applicable dividend record date divided by (ii) the Fair Market Value of a share of Stock on such dividend payment date.

                    (c)   PAYMENT WITH RESPECT TO DEFERRED STOCK UNITS. On the February 1st immediately following the termination of service of an Eligible Director the Eligible Director shall receive a lump sum cash payment equal to the product of (i) the average of the Fair Market Value of a share of Stock for the five business days immediately preceding such February 1st and (ii) the number of nonforfeitable Deferred Stock Units then credited to such Eligible Director's account. Notwithstanding the foregoing, an Eligible Director may elect to receive the distribution with respect to his or her account in a number of annual installments commencing on the February 1st immediately following the termination of service of such Eligible Director, the number of such annual installments to be elected by the Eligible Director, but in no event to exceed four. In the event an Eligible Director makes such an election, the amount of each such installment shall be determined based upon the average of the Fair Market Value of a share of Stock for the five business days immediately preceding the date such installment payment is made. Any election by an Eligible Director to receive distribution with respect to his or her account in annual installments and with respect to the number of such installments may be made or changed at any time without limitation provided, however, that any such election (and any modification or revocation of any such election) shall not be given effect unless made at least forty-five days prior to the Eligible Director's termination of service. Each Eligible Director whose termination of service as a director occurs (i) after such Eligible Director has been a member of the Board for at least five (5) years or (ii) due to his for her death or disability shall also receive, at the time of the lump sum payment pursuant to the first sentence of this Section 5.3(c) or at the time of each annual installment pursuant to the second sentence of this Section 5.3(c), an additional amount (the "Tax Liability Payment") such that the net amount of the Tax Liability Payment retained by the Eligible Director, after deduction of any federal, state and local income tax upon the Tax Liability Payment, shall be equal to the total federal, state and local income tax owed by the Eligible Director in respect of such lump sum payment or installment, as the case may be. For purposes of determining the amount of each Tax Liability Payment, the Eligible Director shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which such Tax Liability Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Eligible Director's residence on the date on which the Tax Liability Payment is made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                    (d)   RIGHTS WITH RESPECT TO DEFERRED STOCK UNITS. The holder of Deferred Stock Units shall have none of the rights of a stockholder of the Corporation. The Corporation's obligation hereunder with respect to Deferred stock Units shall be an unsecured promise to pay the amount described in Section 5(c) above at the times described therein.

                    (e)   CHANGE OF CONTROL. Notwithstanding anything in this Plan to the contrary, in the event of the termination of an Eligible Director's service as a director following a Change of Control, such Eligible Director shall receive a lump sum cash payment, as soon as practicable following such termination of service, equal to the product of (i) the Fair Market Value (as defined below) of a share of Stock and (ii) the number of Deferred Stock Units credited to such Eligible Director's account immediately prior to the Change of Control.

          Each Eligible Director whose termination of service as a director occurs (i) after such Eligible Director has been a member of the Board for at least five (5) years or (ii) due to his for her death or disability shall also receive, at the time of distribution under this Section 5.3(e), an additional amount (the "Tax Absorption Payment") such that the net amount of the Tax Absorption Payment retained by the Eligible Director, after deduction of any federal, state and local income tax upon the Tax Absorption Payment, shall be equal to the total federal, state and local income tax owed by the Eligible Director in respect of such distribution. For purposes of determining the amount of each Tax Absorption Payment, the Eligible Director shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which such Tax Absorption Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Eligible Director's residence on the date on which the Tax Absorption Payment is made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

          For purposes of this Section 5.3(e), (a) "Fair Market Value" with respect to each share of Stock in the event of a Change of Control shall mean the value of the per share consideration received by the shareholders of the Company pursuant to the transaction constituting the Change of Control or, in the event of a Change of Control not involving the payment of consideration to the shareholders, the Fair Market Value of a share of Stock on the date of the Change of Control as determined pursuant to Section 2(i) and (b) Change of Control shall have the meaning assigned thereto in Section 2(b) above, irrespective of the date of grant of the Deferred Stock Units.

6.     EFFECTIVE DATE; TERM OF PLAN

          6.1   The Plan shall be effective as of the date of approval by the Board of Directors.

          6.2   The Plan shall remain in effect until all Deferred Stock Units have been paid under the terms of the Plan, provided that no Deferred Stock Units may be granted after the tenth anniversary of the effective date of the Plan.

7.     AMENDMENT; TERMINATION

          7.1   The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that the termination or any modification or amendment of the Plan shall not, without the consent of a director, affect his or her rights under a grant of Deferred Stock Units.

8.     MISCELLANEOUS

          8.1   Deferred Stock Units granted hereunder shall not be assignable or transferable by the director except by will or by the laws of descent and distribution.

          8.2   Nothing in the Plan shall be construed as conferring any right upon any director to continue as a member of the Board.

          8.3   The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

          8.4   Tax Withholding. The Corporation shall have the right to require, prior to any payment hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.